UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Steel Drive, Valley City, Ohio 44280

(Address of Principal Executive Offices) (Zip Code)

(330) 558-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On December 17, 2018, the Compensation Committee of the Board of Directors (the “Board”) of Shiloh Industries, Inc. (the “Company”) approved Lillian Etzkorn’s participation in the Shiloh Industries, Inc. Change in Control Severance Plan (the “CIC Plan”), which was originally adopted by the Compensation Committee of the Board (the “Compensation Committee”) on September 4, 2018. Ms. Etzkorn is the Company’s Chief Financial Officer and the first named executive officer or other executive officer of the Company to be authorized to participate in the CIC Plan.

CIC Plan

The CIC Plan provides for severance and other benefits to be paid or otherwise delivered to selected employees (each, a “Participant”) in the event that there is a “Change in Control” (as defined in the CIC Plan (a “Qualifying Change in Control”)) and, during the 24-month period beginning on the date of the Qualifying Change in Control or during the 90-day period before the date of the Qualifying Change in Control, the Participant’s employment is terminated by the Company (or applicable subsidiary or successor) for any reason other than cause, death or disability or by the Participant for good reason (a “Qualifying Termination”).

To receive benefits under the CIC Plan, each Participant is required to enter into (a) a participation agreement with the Company to reflect the terms and conditions of the CIC Plan as they apply to the Participant (a “Participation Agreement”) and (b) a release in favor of the Company within 60 days following the Participant’s Qualifying Termination. Subject to the terms and conditions of the Participant’s Participation Agreement and as more fully described in the CIC Plan, upon the occurrence of a Qualifying Termination:

•

Severance Payment. The Participant will receive a lump sum cash severance payment, payable within 61 days of the date of the Qualifying Termination (the “Payment Date”), equal to the product of (i) a multiplier contained in the Participant’s Participation Agreement and (ii) the Participant’s annual base salary, plus (ii) the greater of the Participant’s target annual cash bonus for the year in which the Qualifying Termination occurs or the year in which the Qualifying Change of Control first occurs;

•

Prorated Annual Bonus. The Participant will receive a lump sum cash payment, payable on the Payment Date, based on the target annual bonus that would have been payable with respect to the fiscal year in which the Qualifying Termination occurs; and

•

Benefit Continuation Payments. During the period specified in the Participant’s Participation Agreement (if any), the Participant will receive a monthly payment to cover the cost of the monthly premium paid by the Participant under the Consolidated Omnibus Budget Reconciliation Act (COBRA) or the incremental cost to the Participant for COBRA coverage, in each case, to the extent that the Participant remains eligible to receive COBRA coverage during such period.

Participation Agreement – Lillian Etzkorn

Under her Participation Agreement, Ms. Etzkorn’s applicable severance multiplier is two times, except that any severance based on her applicable severance multiplier and payable to her as a result of a Qualifying Termination is offset and reduced by any cash severance payable to her with respect to such Qualifying Termination under her employment agreement with the Company, dated as of April 26, 2018.

In addition, Ms. Etzkorn’s Participation Agreement provides that (a) the period during which Ms. Etzkorn will be entitled to receive payment for her monthly COBRA premium is 24 months, and (b) Ms. Etzkorn’s eligibility to participate in the CIC Plan expires on the second anniversary of the date of her Participation Agreement, unless otherwise extended by the Compensation Committee or the Board.

The foregoing summary and the descriptions of the CIC Plan and Ms. Etzkorn’s Participation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the CIC Plan and her Participation Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2018, the Board amended and restated the Company’s Amended and Restated By-laws (the “By-laws”) to (a) implement advance notice procedures for the Company’s stockholders to nominate directors at any annual meeting or (solely to the extent permitted under the Company’s certificate of incorporation) any special meeting of the Company’s stockholders, or propose other business at any annual meeting of the Company’s stockholders, after the annual meeting being held in fiscal year 2019, and (b) clarify that notices to directors may be submitted through electronic mail and other forms of electronic transmission.

Under the By-laws, any stockholder director nomination or proposal of other business intended to be presented for consideration at any annual meeting, but not intended to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Securities Exchange Act of 1934), must be received by the Company not less than 60 days and not more than 90 days before the anniversary date of the prior annual meeting, unless the annual meeting occurs more than 30 days before or 60 days after the anniversary date of the prior year’s annual meeting, in which case, such nominations or proposals must be received by the Company (x) not earlier than the close of business on the 90th day prior to the date of the annual meeting and (y) not later than the close of business on the later of: (i) the 60th day prior to the date of the annual meeting and (ii) the close of business on the 10th day following the first date of public disclosure of the date of such annual meeting.

The By-laws also require that, to the extent that the Company has the authority to call, and actually does call, a special meeting of stockholders for the purpose of electing one or more directors to the Board, that any stockholder director nomination must also be submitted in advance of the meeting pursuant to specific timing requirements.

Any stockholder making such a timely director nomination at an annual meeting or special meeting of the stockholders or proposal at an annual meeting of the stockholders must also submit certain information regarding himself, herself or itself and, as applicable, the director nominee or the proposal being made.

The foregoing summary and the descriptions of the By-laws do not purport to be complete and are qualified in their entirety by reference to the full text of the By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Shiloh Industries, Inc.’s Amended and Restated By-laws, as amended through December 18, 2018

10.1	Shiloh Industries, Inc. Change in Control Severance Plan

10.2	Participation Agreement, dated as of December 17, 2018, by and between Lillian Etzkorn and Shiloh Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.

By:	/s/ Ramzi Hermiz
Name:	Ramzi Hermiz
Title:	Chief Executive Officer

Date: December 21, 2018